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                                                                     EXHIBIT 5.1

                              Troutman Sanders LLP
                              600 Peachtree Street
                               Atlanta, GA 30308
                                  404-885-3000




                                January 27, 1998



Zale Corporation
901 W. Walnut Hill Lane
Irving, Texas 75038-1003

Zale Delaware, Inc.
901 W. Walnut Hill Lane
Irving, Texas 75038-1003

         Re:     Zale Corporation Exchange Offer

Gentlemen:

         We have acted as counsel to Zale Corporation (the "Company") and Zale Delaware, Inc. ("ZDel" or the "Guarantor") in connection with the preparation of a Registration Statement on Form S-4 (File No. 333-39473), as amended (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer to exchange (the "Exchange Offer") up to $100,000,000 aggregate principal amount of the Company's 8 1/2 % Series B Senior Notes due 2007 (the "Exchange Notes") for a like principal amount of its outstanding 8 1/2 % Series A Senior Notes due 2007 (the "Original Notes"), of which $100,000,000 aggregate principal amount are issued and outstanding. Pursuant to the Exchange Offer, ZDel is also offering to exchange its guarantee of the obligations of the Company under the Original Notes (the "Original Notes Guarantee") for a like guarantee in respect of the Exchange Notes (the "Exchange Notes Guarantee"). The Original Notes and the Original Notes Guarantee are collectively referred to herein as the "Original Securities" and the Exchange Notes and the Exchange Notes Guarantee are collectively referred to herein as the "Exchange Securities."

         The Original Securities were, and the Exchange Securities are being, issued pursuant to the Indenture dated as of September 30, 1997 (the "Indenture") among the Company, ZDel and Bank One, N.A., as trustee.
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         We have reviewed copies of the Registration Statement and the
Prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         Based on the foregoing, we are of the opinion that:

            (i) assuming (a) due authorization, execution and delivery of the Indenture by the Company, (b) establishment of the terms of the Exchange Notes in conformity with the Indenture and (c) due execution, delivery, authentication and issuance of the Exchange Notes in accordance with the Indenture and exchange for a like principal amount of validly tendered Original Notes, the Exchange Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and (ii) assuming due authorization, execution and delivery of the Indenture by the Guarantor, the Exchange Notes Guarantee will constitute a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Troutman Sanders LLP under the caption "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ TROUTMAN SANDERS LLP

                              TROUTMAN SANDERS LLP